Exhibit 99.1

FOR IMMEDIATE RELEASE
Contact: Brian M. Hall, CFO
Phone: (574) 535-1125
E Mail: LCII@lci1.com

LCI Industries appoints Johnny Sirpilla to Board of Directors

Elkhart, Indiana – November 14, 2019 - LCI Industries (NYSE: LCII), which, through its wholly-owned subsidiary, Lippert Components, Inc. (“LCI”), supplies a broad array of highly engineered components for the leading original equipment manufacturers (“OEMs”) in the recreation and transportation product markets, and the related aftermarkets of those industries, today announced that it has appointed Johnny Sirpilla to its Board of Directors as an additional independent director. Sirpilla will also serve on the Board’s Corporate Governance and Nominating and Strategy and Acquisition Committees.

Previously, Sirpilla, 53, served as President of Camping World Accessory Stores, a 140-store nationwide retail chain serving the RV industry, and in 2012, was promoted to Chief Business Development Officer for the parent company, Camping World and Good Sam, with annual sales of over $3.5 billion. Over his 14 years at Camping World, he was responsible for oversight of dealership operations in service, F&I, business development, new store acquisitions, and new location market selection and construction. Additionally, his teams oversaw call center operations, buying and merchandising, parts and accessories inventory, distribution center supply chain, wholesale distribution, and acquisitions relating to product development and distribution. Sirpilla retired from Camping World in 2017 after a successful IPO.

Sirpilla is the founder of Encourage LLC, a small private equity firm investing in industries including population health management, employee health and supplemental benefits, medical device development, cancer prevention testing, leadership and public speaking, fashion and interior design, senior living communities, residential and commercial development projects, spirit investments and event venue locations, among others.

“We are excited about Johnny’s addition to our Board,” said Jim Gero, Chairman of LCI Industries’ Board of Directors. “His diverse background, RV industry expertise, and personal values will be a great benefit to LCI Industries and our stockholders.”

Sirpilla earned a degree in Accounting with a special interest in Psychology and Finance in 1988 from Miami University and received his master’s degree in Organizational Management in 2000 from the University of Phoenix. He is a current Board Member of the Pro Football Hall of Fame, Aultman Health Foundation, TecTraum, and The Pregnancy Support Center, and serves as Chairman of the Board for the Stark County Catholic Schools.

Sirpilla joins directors Jim Gero, Jason Lippert, David Reed, Brendan Deely, Frank Crespo, Kieran O’Sullivan, Tracy Graham, Ginnie Henkels, and Ron Fenech on the Company’s Board, each for a one-year term ending at the next annual election of directors.

About LCI Industries

From over 70 manufacturing and distribution facilities located throughout North America and Europe, LCI Industries, through its wholly-owned subsidiary, LCI, supplies, domestically and internationally, a broad array of highly engineered components for the leading OEMs in the recreation and transportation product markets, consisting of recreational vehicles and adjacent industries, including buses; trailers used to haul boats, livestock, equipment, and other cargo; trucks; boats; trains; manufactured homes; and modular housing. The Company also supplies engineered components to the related aftermarkets of these industries primarily by selling to retail dealers, wholesale distributors, and service centers. LCI’s products include steel chassis and related components; axles and suspension solutions; slide-out mechanisms and solutions; thermoformed bath, kitchen, and other products; vinyl, aluminum, and frameless windows; manual, electric, and hydraulic stabilizer and leveling systems; entry, luggage, patio, and ramp doors; furniture and mattresses; electric and manual entry steps; awnings and awning accessories; electronic components; appliances; televisions, sound systems, navigation systems, and backup cameras; and other accessories. Additional information about LCI and its products can be found at www.lci1.com.

Forward-Looking Statements

This press release contains certain “forward-looking statements” with respect to our financial condition, results of operations, business strategies, operating efficiencies or synergies, competitive position, growth opportunities, acquisitions, plans and objectives of management, markets for the Company’s common stock, and other matters. Statements in this press release that are not historical facts are “forward-looking statements” for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, and involve a number of risks and uncertainties.

Forward-looking statements, including, without limitation, those relating to our future business prospects, net sales, expenses and income (loss), cash flow, and financial condition, whenever they occur in this press release are necessarily estimates reflecting the best judgment of the Company’s senior management at the time such statements were made. There are a number of factors, many of which are beyond the Company’s control, which could cause actual results and events to differ materially from those described in the forward-looking statements. These factors include, in addition to other matters described in this press release, pricing pressures due to domestic and foreign competition, costs and availability of, and tariffs on, raw materials (particularly steel and aluminum) and other components, seasonality and cyclicality in the industries to which we sell our products, availability of credit for financing the retail and wholesale purchase of products for which we sell our components, inventory levels of retail dealers and manufacturers, availability of transportation for products for which we sell our components, the financial condition of our customers, the financial condition of retail dealers of products for which we sell our components, retention and concentration of significant customers, the costs, pace of and successful integration of acquisitions and other growth initiatives, availability and costs of production facilities and labor, employee benefits, employee retention, realization and impact of expansion plans, efficiency improvements and cost reductions, the disruption of business resulting from natural disasters or other unforeseen events, the successful entry into new markets, the costs of compliance with environmental laws, laws of foreign jurisdictions in which we operate, and increased governmental regulation and oversight, information technology performance and security, the ability to protect intellectual property, warranty and product liability claims or product recalls, interest rates, oil and gasoline prices, the impact of international, national and regional economic conditions and consumer confidence on the retail sale of products for which we sell our components, and other risks and uncertainties discussed more fully under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, and in the Company’s subsequent filings with the Securities and Exchange Commission. The Company disclaims any obligation or undertaking to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made, except as required by law.

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